Exhibit 10.34

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of Stock of

ZP Holdings, Inc.

Dated as of June 3, 2014 (the “Effective Date”)

WHEREAS, Zosano Pharma, Inc., a Delaware corporation (“Zosano Pharma”), is a wholly-owned subsidiary of the Company (as defined below);

WHEREAS, Zosano Pharma has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”);

WHEREAS, the Company desires to grant to Hercules, in consideration for, among other things, the financial accommodations provided to Zosano Pharma in the Loan Agreement, the right to purchase shares of Company Stock (as defined below) pursuant to this Warrant Agreement (the “Agreement”);

NOW, THEREFORE, in consideration of Hercules’s executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Hercules agree as follows:

SECTION 1. GRANT OF THE RIGHT TO PURCHASE COMPANY STOCK.

For value received, the Company hereby grants to Hercules, and Hercules is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, an aggregate number of fully paid and non-assessable shares of the Company Stock equal to the quotient derived by dividing (a) the Warrant Amount (defined below) by (b) the Exercise Price (defined below). As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Company” means ZP Holdings, Inc., a Delaware corporation, and any successor or surviving entity that assumes the obligations of the Company under this Agreement pursuant to Section 8(a).

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as may be amended from time to time.

“Common Stock” means the Company’s common stock, $0.0001 par value per share.

“Company Stock” means, at the election of Hercules, (A) the Common Stock, or (B) the class and series of the preferred stock or Common Stock of the Company issued in the Next Round (such stock, the “Next Round Stock”), and, to the extent provided in Sections 8(a) and (b), any other stock into or for which such Company Stock may be converted or exchanged; provided that upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Company Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Company Stock” shall mean the Common Stock.

Zosano Pharma Warrant

“Equity Round” means any non-public offering of equity securities by the Company, after the Effective Date but prior to the consummation of an Initial Public Offering, in a transaction or series of related transactions principally for equity financing purposes in which the cash is received by the Company and/or debt of the Company is cancelled or converted in exchange for equity securities of the Company.

“Exercise Price” means, subject to adjustment pursuant to Section 8, the lower of (i) lowest price per share of the Next Round Stock paid in the Next Round, and (ii) $2.21 per share.

“Initial Public Offering” means the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Act, which registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).

“Marketable Securities” means securities issued by a corporation whose equity securities are traded on NASDAQ, NYSE or AMEX, which securities have been registered under the Act and can be sold immediately following the closing of a Merger Event regardless of any lock-up or other restriction.

“Merger Event” means any sale, lease or other transfer of all or substantially all assets of the Company or any merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of Company Stock, other securities or property of another entity.

“Next Round” means an Equity Round in which the Company issues and sells shares of its Company Stock for aggregate gross proceeds of at least $3,000,000.

“Next Round Stock” shall have the meaning provided in the definition of Company Stock.

“Purchase Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Company Stock requested to be exercised under this Agreement pursuant to such exercise.

“Qualified Merger Event” means a Merger Event in which the consideration to be received by holders of Company Stock at the closing of such Merger Event consists of cash or Marketable Securities (or a combination of cash and Marketable Securities).

“Warrant Amount” means $280,000.

SECTION 2. TERM OF THE AGREEMENT.

(a) Term. Except as otherwise provided for herein, the term of this Agreement and the right to purchase Company Stock as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable for a period ending upon the earlier to occur of (i) ten (10) years from the Effective Date; or (ii) five (5) years after the Initial Public Offering.

(b) Early Termination. The Company shall provide written notice to the registered holder of this Agreement of a Qualified Merger Event at least ten days prior to the consummation of the Merger Event. Notice from the Company to the registered holder of this Agreement of a Qualified Merger Event shall provide detailed information regarding the consideration to be received by holders of Company Stock in connection with such Qualified Merger Event. In the event of a Qualified Merger Event where the registered holder of this Agreement elects not to exercise its rights under this Agreement to acquire shares of Company Stock in connection with the Qualified Merger Event, then the Company may elect to pay to the registered holder of this Agreement, at closing of such Qualified Merger Event, an amount in cash equal to one (1) times the aggregate Exercise Price times the number of shares of Company Stock acquirable under this Agreement as of the date of such Qualified Merger Event, and this Agreement shall be terminated effective upon receipt of such payment, which payment shall be in complete satisfaction hereof.

SECTION 3. EXERCISE OF THE PURCHASE RIGHTS.

Zosano Pharma Warrant

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by Hercules, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to Hercules a certificate for the number of shares of Company Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at Hercules’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Company Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If Hercules elects the Net Issuance method, the Company will issue Company Stock in accordance with the following formula:

X	=	Y(A-B)
A

Where:	X =	the number of shares of Company Stock to be issued to Hercules.

	Y =	the number of shares of Company Stock requested to be exercised under this Agreement.

	A =	the fair market value of one (1) share of Company Stock at the time of issuance of such shares of Company Stock.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Company Stock shall mean with respect to each share of Company Stock:

(i) if the exercise is in connection with an Initial Public Offering, and if the Company’s Registration Statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Company Stock is convertible at the time of such exercise;

(ii) if the exercise is after, and not in connection with an Initial Public Offering, and:

(A) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Company Stock is convertible at the time of such exercise; or

(B) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted over the five (5) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Company Stock is convertible at the time of such exercise;

(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the over-the-counter market, the current fair market value per share of

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Company Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Company Stock is convertible at the time of such exercise, unless the Company shall become subject to a Merger Event, in which case the fair market value of Company Stock shall be deemed to be the per share value to be received by the holders of the Company’s Company Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Agreement is not previously exercised as to all Company Stock subject hereto, and if the fair market value of one share of the Company Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Company Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify Hercules of the number of shares of Company Stock, if any, Hercules is to receive by reason of such automatic exercise.

SECTION 4. RESERVATION OF SHARES.

During the term of this Agreement, the Company will (a) with respect to shares of Common Stock, at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Company Stock as provided for herein, and (b) with respect to shares of Next Round Stock, authorize and reserve a sufficient number of shares of its Next Round Stock to provide for the exercise of the rights to purchase Company Stock as provided for herein, and shall authorize and reserve a sufficient number of shares of its Common Stock to provide for the conversion of the Company Stock hereunder.

SECTION 5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6. NO RIGHTS AS STOCKHOLDER.

This Agreement does not entitle Hercules to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Agreement.

SECTION 7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Hercules’s initial address, for purposes of such registry, is set forth in Section 12(g). Hercules may change such address by giving written notice of such changed address to the Company.

SECTION 8. ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Company Stock purchasable hereunder are subject to adjustment, as follows:

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(a) Merger Event. If at any time a Merger Event shall occur, then, as a part of such Merger Event, lawful provision shall be made so that Hercules shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of capital stock or other securities or property (collectively, “Reference Property”) that Hercules would have received in connection with such Merger Event if Hercules had exercised this Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors and reasonably acceptable to Hercules) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of Hercules after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and adjustments to ensure that the provisions of this Section 8 shall thereafter be applicable, as nearly as possible, to the purchase rights under this Agreement in relation to any Reference Property thereafter acquirable upon exercise of such purchase rights) shall continue to be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement; provided that if the Reference Property includes shares of stock or other securities and assets of an entity other than the successor or purchasing company, as the case may be, in such Merger Event, then such other entity shall assume the obligations under this Agreement and any such assumption shall contain such additional provisions to protect the interests of Hercules as reasonably necessary by reason of the foregoing (as determined in good faith by the Company’s Board of Directors and reasonably acceptable to Hercules). In connection with a Merger Event and upon Hercules’s written election to the Company, the Company shall cause this Warrant Agreement to be exchanged for the consideration that Hercules would have received if Hercules had chosen to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant Agreement without actually exercising such right, acquiring such shares and exchanging such shares for such consideration. The provisions of this Section 8(a) shall similarly apply to successive Merger Events.

(b) Reclassification of Shares. Except for Merger Events subject to Section 8(a), and subject to Section 8(f), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Company Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased.

(d) Stock Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall:

(i) pay a dividend with respect to the Company Stock payable in Company Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Company Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Company Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to Company Stock (or stock into which the Company Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall

Zosano Pharma Warrant

be made by the Company such that Hercules shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Company Stock (or other stock for which the Company Stock is convertible) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e) Antidilution Rights. Additional antidilution rights applicable to the Company Stock purchasable hereunder are, or will be in the case of Next Round Stock, as set forth in the Charter and shall be applicable with respect to the Company Stock issuable hereunder. The Company shall promptly provide Hercules with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Company Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Hercules with respect to the Company Stock subject to this Warrant in the same manner as it affects all of the outstanding shares of Company Stock. The Company shall provide Hercules with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Agreement that could trigger the antidilution rights provided in the Charter, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Hercules to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Charter.

(f) Other Dilutive Events. In case any event shall occur affecting the Company, as to which the provisions of this Section 8 and the anti-dilution protections in the Charter are not strictly applicable but the failure to make any adjustment would not reasonably and fairly protect the purchase rights represented by this Agreement in accordance with the intent and principles of this Section 8 and the anti-dilution protections in the Charter then, in each such case, the Company’s Board of Directors shall make an appropriate adjustment reasonably acceptable to Hercules in the Exercise Price so as to protect the rights of Hercules in a manner consistent with the provisions of this Section 8 and the anti-dilution protections of the Charter. Notwithstanding the foregoing, no adjustment pursuant to this Section 8(f) shall increase the Exercise Price or decrease the number of shares of Company Stock issuable upon exercise of the purchase rights under this Agreement as otherwise determined pursuant to this Section 8.

(g) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Hercules consents to a dividend involving cash, property or other securities); (ii) the Company shall grant, issue or sell any Purchase Rights; (iii) there shall be any Merger Event; (iv) there shall be an Initial Public Offering; (v) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (vi) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to Hercules: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Company Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Company Stock shall be entitled to exchange their Company Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give Hercules at least ten (10) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to Hercules at the address for Hercules set forth in the registry referred to in Section 7.

Zosano Pharma Warrant

(h) Timely Notice. Failure to timely provide such notice required by subsection (g) above shall entitle Hercules to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Hercules. For purposes of this subsection (h), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Hercules actually receives a written notice containing all the information required to be provided in such subsection (g).

SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Company Stock. The Company Stock issuable upon exercise of Hercules’s rights has been or, in the case of Next Round Stock), will be duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Company Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to Hercules true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Company Stock upon exercise of this Agreement shall be made without charge to Hercules for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Company Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of Hercules.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Hercules of the right to acquire the shares of Company Stock and the Common Stock into which it may be converted, have been (or will be in the case of Next Round Stock) duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) does not violate the Company’s Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby, and any consents or approvals required in connection with the authorization or issuance of any Next Round Stock.

(d) Issued Securities. All issued and outstanding shares of Common Stock, Company Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Company Stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the date of this Agreement:

(i) The authorized capital of the Company consists of (A) 30,000,000 shares of Common Stock, of which 20,427,250.579 shares are issued and outstanding, and (B) no shares of preferred stock.

(ii) The Company has reserved 2,264,108 shares of Common Stock for issuance under its Stock Option Plan(s), pursuant to which (A) 2,171,396 options are outstanding and (B) the Company has granted 50,000 shares of Common Stock. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s

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capital stock or other securities of the Company other than the Convertible Notes listed on Schedule 1A to the Joinder Agreement between the Company and Hercules dated as of the date hereof. The Company has no outstanding loans to any employee, officer or director of the Company, and the Company agrees not to enter into any such loan or otherwise guarantee the payment of any loan made to an employee, officer or director by a third party.

(iii) In accordance with the Company’s Charter, no stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

(f) Other Commitments to Register Securities. Except as set forth in this Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(g) Exempt Transaction. Subject to the accuracy of Hercules’s representations in Section 10, the issuance of the Company Stock upon exercise of this Agreement, and the issuance of the Common Stock upon conversion of the Company Stock, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(h) Compliance with Rule 144. If Hercules proposes to sell Company Stock issuable upon the exercise of this Agreement, or the Common Stock into which it is convertible, in compliance with Rule 144 promulgated by the SEC, then, upon Hercules’s written request to the Company, the Company shall furnish to Hercules, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(i) Information Rights. Hercules shall be entitled to the information rights contained in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein, provided, however, that the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Hercules has been repaid. The information rights provided in this Section 9(i) shall terminate upon the Initial Public Offering.

SECTION 10. REPRESENTATIONS AND COVENANTS OF Hercules.

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of Hercules:

(a) Investment Purpose. The right to acquire Company Stock is being acquired for investment and not with a view to the sale or distribution of any part thereof, and Hercules has no present intention of selling or engaging in any public distribution of such rights or the Company Stock except pursuant to an effective registration statement or an exemption from the registration requirements of the Act.

(b) Private Issue. Hercules understands (i) that the Company Stock issuable upon exercise of this Agreement is not (and will not be in the case of Next Round Stock) registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this

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Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. Hercules has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. Hercules understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Company Stock pursuant to this Agreement or (ii) the Company Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Hercules also understands that any sale of (A) its rights hereunder to purchase Company Stock or (B) Company Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Hercules is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11. TRANSFERS.

Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12. MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Hercules will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by Hercules or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Hercules against impairment.

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(d) Additional Documents. The Company, upon execution of this Agreement, shall provide Hercules with certified resolutions with respect to the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g). The Company shall also supply such other documents as Hercules may from time to time reasonably request.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and Hercules relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Hercules:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer and Manuel Henriquez

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy (which shall not constitute notice) to:

Steven O. Gasser

PremierCounsel LLP

49 Stevenson Street, 4th Floor

San Francisco, CA 94105

Facsimile: 415-357-1414

Telephone: 415-357-1400

(i)	If to the Company:

Zosano Pharma, Inc.

Attention: Vikram Lamba

34790 Ardentech Court

Fremont, CA 94555

Zosano Pharma Warrant

Facsimile:

Telephone:

With a copy (which shall not constitute notice) to:

Jeffrey L. Quillen

Foley Hoag LLP

155 Seaport Blvd.

Boston, MA 02210

Facsimile: 617-832-7000

Telephone: 617-832-1205

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including Hercules’s proposal letter dated April 30, 2013, and revised by that certain proposal letter dated May 8, 12014). None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(l) No Waiver. No omission or delay by Hercules at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Hercules is entitled, nor shall it in any way affect the right of Hercules to enforce such provisions thereafter.

(m) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Hercules and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(n) Governing Law. This Agreement has been negotiated and delivered to Hercules in the State of California, and shall have been accepted by Hercules in the State of California. Delivery of Company Stock to Hercules by the Company under this Agreement is due in the State of California. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, State of California; (b) waives

Zosano Pharma Warrant

any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(p) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND Hercules SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST Hercules OR ITS ASSIGNEE OR BY Hercules OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Hercules; Claims that arise out of or are in any way connected to the relationship between the Company and Hercules; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(q) Judicial Reference. If the waiver of jury trial set forth above is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to California Code of Civil Procedure Section 638, et seq., before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(r) Prejudgment Relief. In the event Claims are to be resolved by judicial reference to a private judge, either party may seek from a court of competent jurisdiction identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

(s) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(t) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Hercules by reason of the Company’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Warrrantholder. If Hercules institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Hercules has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

Zosano Pharma Warrant

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	ZP Holdings, Inc.

	By:	/s/ Vikram Lamba

	Name:	Vikram Lamba

	Title:	CEO

Hercules:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	Ben Bang
	Name:	Ben Bang
	Title:	Senior Counsel

Zosano Pharma Warrant

EXHIBIT I

NOTICE OF EXERCISE

To:	[ ]

(1)	The undersigned Hercules hereby elects to purchase [ ] shares of the Stock of ZP Holdings, Inc. pursuant to the terms of the Agreement dated the [ ] day of [ , ] (the “Agreement”) between [ ] and Hercules, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

Hercules:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
	Name:	Ben Bang
	Title:	Senior Counsel

Zosano Pharma Warrant

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [                                        ], hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology II, L.P. to purchase [                ] shares of the                      Stock of ZP Holdings, Inc., pursuant to the terms of the Agreement, and further acknowledges that [                ] shares remain subject to purchase under the terms of the Agreement.

COMPANY:	ZP Holdings, Inc.

By:

Title:

Date:

Zosano Pharma Warrant

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

Zosano Pharma Warrant